UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  November 6, 2009

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On November 6, 2009, PriceSmart, Inc. issued a press release regarding its results of operations for its fourth quarter and twelve months ended August 31, 2009.  A copy of the press release is furnished herewith as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated November 6, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2009	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Chief Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated November 6, 2009.

PriceSmart Announces Fourth Quarter and Fiscal Year Results of Operations;
October Sales Also Announced

San Diego, CA (November 6, 2009) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the fourth quarter and fiscal year 2009 which ended on August 31, 2009.

For the fourth quarter of fiscal year 2009, net warehouse sales were $298.0 million compared to $286.1 million in the fourth quarter of fiscal year 2008.  Total revenue for the fourth quarter was $305.1 million compared to $292.0 million in the prior year.  The Company had 26 warehouse clubs in operation as of the end of fiscal year 2009 compared to 25 warehouse clubs in operation at the end of fiscal year 2008.

Operating income in the fourth quarter of fiscal year 2009 was $11.9 million compared to operating income of $12.9 million in the fourth quarter of fiscal year 2008.

The Company recorded net income for the fourth quarter of $10.3 million or $0.35 per diluted share compared to net income of $11.3 million or $0.39 per diluted share in the fourth quarter of fiscal year 2008.  In the fourth quarter of fiscal year 2009, the Company realized a reduction to tax expense in the period of $3.8 million or $0.13 per diluted share, compared to a reduction to tax expense of $3.5 million, or $0.12 per diluted share, in the fourth quarter fiscal year 2008.

Net warehouse sales increased 11.6% to $1.2 billion during fiscal year 2009 compared to $1.1 billion in the prior year, and total revenue for fiscal year 2009 increased 11.8% to $1.3 billion from $1.1 billion in fiscal year 2008.  For fiscal year 2009, the Company recorded operating income of $57.5 million and net income of $42.3 million, or $1.45 per diluted share.  For fiscal year 2008 the Company recorded net income of $38.1 million or $1.30 per diluted share.

Commenting on the results, PriceSmart President Jose Luis Laparte said, “Despite the difficult time in the world economies we were able to accomplish positive growth for the quarter and full year in both total sales and sales on a same warehouse club basis. During the year we successfully opened our fifth club in Costa Rica and completed the expansion of one club in Nicaragua adding 8,600 square feet.  Also during the year, the Company substantially completed the expansion of our Aruba warehouse club, adding 9,000 square feet.  This expansion was opened to our members in September 2009. Our plans in the new fiscal year include the opening of our fourth warehouse club in Trinidad and a relocation in Panama of our Los Pueblos warehouse club.  We will also continue our evaluation of Colombia as a potential new market for multiple PriceSmart warehouse clubs. In addition, because we were not able to obtain the necessary permits to acquire land we had under contract in Santo Domingo, Dominican Republic, we are actively looking for a new site in the Santo Domingo market.  Fiscal year 2010 will still present some challenges until we see a full recovery of the economies in the countries where we have warehouse clubs, but we believe that PriceSmart is in a good position to face those challenges with the talent and dedication of our team and the value we bring to our 651,000 members.”

The Company will file its Annual Report on Form 10-K for the year ended August 31, 2009 on or before November 16, 2009.

PriceSmart also announced that for the month of October 2009, net sales increased 4.9% to $104.1 million from $99.3 million in October a year earlier.  For the two months ended October 31, 2009, net sales increased 3.7% to $200.0 million from $192.9 million in the same period last year.  There were 26 warehouse clubs in operation at the end of October 2009, compared to 25 warehouse clubs in operation in October 2008.

For the four weeks ended October 25, 2009, comparable warehouse sales for warehouse clubs open at least 12 full months decreased 0.3% compared to the same four-week period last year.  For the eight-week period ended October 25, 2009, comparable warehouse sales decreased 0.7% compared to the comparable eight week period a year ago.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 26 warehouse clubs in 11 countries and one U.S. territory (five in Costa Rica, four in Panama, three each in Guatemala and Trinidad, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words "expect," "believe," "will," "may," "should," "project," "estimate," "scheduled," and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly one-half of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 12, 2008. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2009	2008	2009	2008
Revenues:
Net warehouse club sales	$298,002	$286,126	$1,224,331	$1,097,510
Export sales	900	406	3,679	1,498
Membership income	4,635	4,231	17,903	16,042
Other income	1,546	1,193	5,715	4,826
Total revenues	305,083	291,956	1,251,628	1,119,876
Operating expenses:
Cost of goods sold:
Net warehouse club	254,282	242,376	1,044,555	932,294
Export	855	387	3,484	1,420
Selling, general and administrative:
Warehouse club operations	30,936	28,141	114,957	103,887
General and administrative	7,537	7,686	30,882	30,327
Pre-opening expenses	72	14	515	1,010
Asset impairment and closure costs	(465)	439	(249)	1,142
Provision for settlement of litigation, including changes in fair value and put agreement	—	26	—	1,370
Total operating expenses	293,217	279,069	1,194,144	1,071,450
Operating income	11,866	12,887	57,484	48,426
Other income (expense):
Interest income	140	165	457	1,193
Interest expense	175	(479)	(1,700)	(1,445)
Other expense, net	(503)	(131)	(539)	(346)
Total other expense	(188)	(445)	(1,782)	(598)
Income from continuing operations before provision for income taxes, loss of unconsolidated affiliates and minority interest	11,678	12,442	55,702	47,828
Provision for income taxes	(1,372)	(844)	(13,069)	(9,124)
Loss of unconsolidated affiliates	(1)	—	(21)	—
Minority interest	(53)	(128)	(265)	(494)
Income from continuing operations	10,252	11,470	42,347	38,210
Loss from discontinued operations, net of tax	(1)	(175)	(28)	(104)
Net income	$10,251	$11,295	$42,319	$38,106

Basic net income per share from continuing operations	$0.35	$0.39	$1.46	$1.32
Basic net loss per share from discontinued operations, net of tax	$—	$—	$—	$—
Basic net income per share	$0.35	$0.39	$1.46	$1.32

Diluted net income per share from continuing operations	$0.35	$0.39	$1.45	$1.30
Diluted net loss per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.35	$0.39	$1.45	$1.30
Shares used in per share computations:
Basic	29,046	28,897	28,959	28,860
Diluted	29,228	29,192	29,181	29,210
Dividends per share	$—	$—	$0.50	$0.32

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	August 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$44,193	$48,121
Short-term restricted cash	10	536
Receivables, net of allowance for doubtful accounts of $10 and $11 in 2009 and 2008, respectively	2,187	1,474
Merchandise inventories	115,841	113,894
Deferred tax asset – current	2,618	2,179
Prepaid expenses and other current assets	19,033	17,650
Short-term notes receivable	—	2,104
Assets of discontinued operations	900	1,247
Total current assets	184,782	187,205
Long-term restricted cash	732	673
Property and equipment, net	231,798	199,576
Goodwill	37,538	39,248
Deferred tax assets – long term	20,938	21,198
Other assets	3,927	3,512
Investment in unconsolidated affiliates	7,658	—
Total Assets	$487,373	$451,412
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$2,303	$3,473
Accounts payable	101,412	96,120
Accrued salaries and benefits	8,831	8,271
Deferred membership income	8,340	7,764
Income taxes payable	5,942	3,695
Common stock subject to put agreement	—	161
Other accrued expenses	10,022	11,877
Dividend payable	—	4,744
Long-term debt, current portion	4,590	2,737
Deferred tax liability – current	189	486
Liabilities of discontinued operations	299	277
Total current liabilities	141,928	139,605
Deferred tax liability – long-term	1,026	2,339
Long term portion of deferred rent	2,673	2,412
Accrued closure costs	—	3,489
Long-term income taxes payable, net of current portion	3,458	5,553
Long-term debt, net of current portion	37,120	23,028
Total liabilities	186,205	176,426
Minority interest	770	480
Stockholders’ Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,337,109 and 30,195,788 shares issued and 29,681,031 and 29,615,226 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	377,210	373,192
Tax benefit from stock-based compensation	4,547	4,563
Accumulated other comprehensive loss	(17,230)	(12,897)
Accumulated deficit	(49,998)	(77,510)
Less: treasury stock at cost; 656,078 and 580,562 shares, respectively	(14,134)	(12,845)
Total stockholders’ equity	300,398	274,506
Total Liabilities and Stockholders’ Equity	$487,373	$451,412